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                                                                    Exhibit 10.6

                        INERGY LONG TERM INCENTIVE PLAN

                                   SECTION 1
                                 INTRODUCTION

1.1 Establishment. INERGY HOLDINGS, LLC., a Delaware limited liability company ("Holdings"), hereby establishes the Inergy Long Term Incentive Plan (the "Plan") for certain employees, non-employee directors and consultants of Holdings, Inergy GP, LLC, a Delaware limited liability company ("the General Partner"), Inergy, L.P., a Delaware limited partnership (the "Partnership"), and their Affiliates.

1.2 Purpose. The purpose of this Plan is to encourage employees of the Partnership, Holdings, the General Partner, and their Affiliates to acquire a proprietary and vested interest in the growth and performance of the Partnership. The Plan is also designed to assist the Partnership, Holdings, the General Partner and their Affiliates in attracting and retaining employees, non-employee directors and consultants by providing them with the opportunity to participate in the financial success and profitability of the Partnership.

                                   SECTION 2
                                  DEFINITIONS

2.1 Capitalized terms used in this document shall have the meanings as defined in Appendix A to this Plan.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3
                                 PARTICIPATION

3.1 Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and financial success of Holdings, the General Partner or the Partnership, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in the automatic receipt of any other Award, and written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall enter into an Award Agreement(s) with Holdings, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Unless otherwise explicitly stated in the Award Agreement, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided for in a particular Award Agreement that the terms of the Plan are

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     being superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.

                                   SECTION 4
                                 UNIT OPTIONS

4.1 Grant of Options. A Participant may be granted one or more Options. The Committee may grant an Option to the same Participant at the same time or at different times. Options shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Units for which any other Option may be exercised.

4.2 Option Agreements. Each Option granted under the Plan shall be evidenced by a written Option Award Agreement which shall be entered into by Holdings and the Participant to whom the Option is granted (the "Option Holder"), and which may contain or be subject to the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

     (a) Number of Units. Each Option Award Agreement shall state that it covers a specified number of Units, as determined by the Committee.

     (b) Price. The price at which the Units covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Award Agreement. The purchase price per Unit may be more or less than the Units' Fair Market Value as of the Date of Grant.

     (c) Duration of Options and Vesting. Unless otherwise provided in an Option Award Agreement, the Option Period shall be ten years from the Option's Date of Grant. If any Option is not exercised during its Option Period, it shall be deemed to have been forfeited and of no further force or effect. Subject to the Restriction Period provided below in Section 4.2(c)(iii), and subject to subsections (c)(i) and
          (c)(ii), no Option granted under the Plan shall become exercisable until the fifth (5th) anniversary of an Option's Date of Grant. In the event of a Change in Control, all Options shall become immediately exercisable.

          (i) Subject to subsection (c)(iii), in the event that an Option Holder ceases to be a Service Provider because of the Option Holder's death or Disability, the Option shall be deemed to be vested according to the following schedule based upon the number of years that have elapsed since the Option's Date of Grant:

             Anniversary From Option's
                   Date of Grant               % Vested
                   -------------               --------

                    1st                          40%
                    2nd                          60%
                    3rd                          80%
                    4th and beyond              100%

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          (ii)    Subject to subsection (c)(iii), in the event that an Option
                  Holder ceases to be a Service Provider because of the termination of the Option Holder's service by his or her employer without Cause, the Option shall be deemed to be vested according to the following schedule based upon the number of years that have elapsed from the Option's Date of Grant.


             Anniversary From Option's
                  Date of Grant                 % Vested
                  -------------               ----------

                    1st                          20%
                    2nd                          40%
                    3rd                          60%
                    4th                          80%
                    5th and beyond              100%

          (iii) Notwithstanding the number of years that have elapsed from an Option's Date of Grant, in no event shall an Option be exercisable prior to the end of the Subordination Period for the Senior Subordinated Units (as defined in the Partnership Agreement) except (i) at the same time and in the same proportion as such Senior Subordinated Units are converted into Common Units, and (ii) upon a Change in Control.

     (d) Termination of Service, Death, Disability, etc. To the extent vested and except as otherwise determined by the Committee, or except as otherwise provided in an individual Option Award Agreement, each Option shall remain exercisable for the following periods of time after a Participant ceases to be a Service Provider on account of the Service Provider's death, disability, retirement, voluntary resignation or on account of having been terminated as an employee or consultant, or removed in the case of a non-employee director, for Cause. In no event may an Option be exercisable after the end of the Option's Option Period.

          (i) If the Participant ceases to be a Service Provider within the Option Period due to the termination of the Participant's service (or removal as a non-employee director) for Cause, the Option may be exercised by the Participant within 10 days following the Participant's termination of service or removal as a non-employee director. If the Option is not exercised within such 10 day period, the Option shall thereafter be void for all purposes. The effect of this Section 4.2(d)(i) shall be limited to determining the conditions under which an Option may be rendered null and void, and nothing in this Section 4.2(d)(i) shall restrict or otherwise interfere with the employer's discretion with respect to the termination of any Service Provider's employment or continuance as a director.

          (ii) If the Participant ceases to be a Service Provider in a manner determined by the Committee, in its sole discretion, to constitute retirement (which determination shall be communicated to the Option Holder), the Option, to the extent vested, may be exercised by the Participant within twelve

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             months following the Participant's retirement (provided that such exercise must occur within the Option Period), but not thereafter. In the event that the Participant retires while the Option is non-exercisable because the Subordination Period for the Senior Subordinated Units has not yet ended, the Option will remain exercisable (only to the extent the Option was vested at the time of retirement) for a period of six months following the end of such Subordination Period or twelve months following retirement, whichever is longer.

     (iii) If the Participant dies (A) while he or she is a Service Provider, or (B) within the twelve-month period referred to in clause (ii) above, the Option, to the extent vested, may be exercised by those Beneficiaries entitled to do so within twelve months following the Participant's death (provided that such exercise must occur within the Option Period), but not thereafter. In the event that the Participant dies while the Option is non-exercisable because the Subordination Period for the Senior Subordinated Units has not yet ended, the Option will remain exercisable (only to the extent the Option was vested at the time of the Option Holder's death) for a period of six months following the end of such Subordination Period or twelve months following the Participant's death, whichever is longer.

     (iv) If the Participant becomes Disabled while a Service Provider, Options held by the Participant, to the extent vested, may be exercised by the Participant within twelve months following the date of the Participant's Disability (provided that such exercise must occur within the Option Period), but not thereafter. In the event that the Participant becomes Disabled while the Option is non-exercisable because the Subordination Period for the Senior Subordinated Units has not yet ended, the Option will remain exercisable (only to the extent the Option was vested at the time of the Disability) for a period of six months following the end of such Subordination Period or twelve months following the date of the Participant's Disability, whichever is longer.

     (v) If the Participant ceases to be a Service Provider within the Option Period due to the (A) Participant's voluntary resignation, or (B) termination of the Participant's service or the removal of the Participant from the Board without Cause, the Option may be exercised by the Participant within 6 months following the date of such cessation (provided that such exercise must occur within the Option Period), but not thereafter. In the event that the Option is non-exercisable within such 6 month period because the Subordination Period for the Senior Subordinated Units has not yet ended, the Option will remain exercisable (only to the extent the Option was vested at the time of the Option Holder's cessation of service) for a period of 6 months following the end of the Subordination Period for the Senior Subordinated Units or 6 months following the date of the Option Holder's

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             voluntary resignation or separation from service or removal from the Board without Cause, whichever is longer.

     (e) Transferability. Except as otherwise determined by the Committee and as provided in Section 9.3, Options shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution; each Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative; and Units issuable pursuant to any Option shall be delivered only to or for the account of the Option Holder, or in the event of Disability or incapacity, by his or her guardian or legal representative.

     (f)  Exercise, Payments, etc.

          (i) Each Option Award Agreement shall provide that the method for exercising the Option granted therein shall be by delivery to Holdings of a written notice specifying the number of Units desired to be purchased and the method of payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of Units with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by Holdings and payment to Holdings. The purchase of such Units shall take place at the principal offices of Holdings upon delivery of such notice, at which time the purchase price of the Units shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or agreement representing the Units shall be delivered to the Option Holder.

          (ii) The exercise price shall be paid in cash or by cashier's check payable to the order of Holdings, or if permitted by the Committee, through a "cashless broker" exercise, by delivery of other securities or other property, a recourse note from the Option Holder, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

     (g) Date of Grant. Unless otherwise specifically specified in the Option Award Agreement, an Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

     (h)  Adjustment of Options. Subject to the limitations contained in this
          Section 4 and Section 11, the Committee may make any adjustment in the Option Price, the number of Units subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Price, number of Units covered, Restriction Period or Option Period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any

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          Option Holder to previously granted Options without the consent of such Option Holder.

4.3 Member Privileges. No Option Holder shall have any rights as a limited partner with respect to any Unit covered by an Option until the Option Holder becomes the holder of record of such Unit, and no adjustments shall be made for distributions, dividends or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Units, except as provided in Section 8.4.

                                   SECTION 5
                                 PHANTOM UNITS

5.1 Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Phantom Unit Awards consisting of Phantom Units. The number of Units granted as a Phantom Unit Award shall be determined by the Committee.

5.2 Restrictions/Vesting. Phantom Units received by a Holder will be subject to a Restricted Period. The terms of such Restricted Period shall be set forth in the Phantom Unit Award Agreement along with the conditions under which the Phantom Units may become vested or forfeited and may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units. A Holder's right to sell, encumber or otherwise transfer such Phantom Unit shall be subject to the limitations of Section 10 hereof. The Committee may in its sole discretion decide the methods of enforcing the restrictions referred to in Section 5.2 and 5.3.

5.3 Termination of Service, Death, Disability, etc. In the event of the death or Disability of a Participant, or the retirement of a Participant as provided in Section 4.2(d)(ii), the Restricted Period and other restrictions applicable to Phantom Unit Awards then held by the Holder shall lapse, and such Awards shall become fully nonforfeitable. Subject to
     Section 6, in the event a Participant ceases to be a Service Provider for any other reason, any Phantom Unit Awards then held by the Holder and as to which the Restricted Period or other restrictions have not been satisfied shall be forfeited.

                                   SECTION 6
               REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION

6.1 General. In the event of a Change in Control, or in the event Holdings, the Partnership, the Non-Managing GP or the General Partner shall become a party to any corporate or partnership merger, consolidation, split-up, spin-off, reorganization or liquidation, the Committee, or the board of directors of any corporation or partnership assuming the obligations of Holdings, the Partnership, the Non-Managing GP or the General Partner, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. The Committee may remove restrictions on Phantom Units and may modify the requirements for any other Awards. The Committee may provide that Options or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that

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     if not so exercised such Awards will expire. Any such determinations by the
     Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.

6.2 Unit Options. By way of illustration, and not by way of limitation, in the event of a Change in Control, or in the event Holdings, the Partnership, the Non-Managing GP or the General Partner shall become a party to any corporate or partnership merger, consolidation, split-up, spin-off, reorganization or liquidation, the Committee may, without obtaining the approval of other limited partners or the General Partner, (A) provide for the complete or partial acceleration of any time periods relating to the exercise of any outstanding Option so that such Option may be exercised in full on or before the date such Option would otherwise have been exercisable; (B) in all such events other than a liquidation, cause any Option then outstanding to be assumed by the surviving entity in such transaction; (C) require the mandatory surrender to the General Partner by any Option Holder of some (in all such events other than a liquidation) or all of the outstanding Options held by an Option Holder (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date specified by Holdings or the surviving corporation, in which event Holdings or the surviving entity shall thereupon cancel such Options and pay to each Option Holder an amount of cash per share equal to the amount that could have been attained upon the exercise of such Option or realization of the Option Holder's rights had such Option been currently exercisable or payable to the extent that such cash is available for distribution to Option Holders after payment of all debt and senior securities of the Partnership (including the payment of $1 for any and all Options which are underwater); (D) in all such events other than a liquidation, require the substitution of a new Option for some or all of the outstanding Options held by an Option Holder (irrespective of whether such Options are then exercisable under the provisions of the Plan) provided that any replacement or substituted Option shall be equivalent in economic value to the Option Holder; or (E) in all such events other than a liquidation, make such adjustment to any such Option then outstanding as Holdings deems appropriate to reflect such merger, consolidation, split-up, spin-off, reorganization or liquidation.

6.3 Phantom Units. By way of illustration, and not by way of limitation, in the event of a Change in Control, or in the event Holdings, the Partnership or the General Partner shall become a party to any corporate or partnership merger, consolidation, split-up, spin-off, reorganization or liquidation, the Committee may, without obtaining the approval of the other limited partners or the General Partner, eliminate all restrictions with respect to Phantom Units and deliver Units free of restrictive legends to any Participant.

                                   SECTION 7
                              PLAN ADMINISTRATION

7.1 Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) select the Service Providers to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to


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     eligible Service Providers; (iii) determine the percentage of Units to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Units, other Awards or other property, (vi) determine whether, and to what extent, and under what circumstance Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Units, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
     (viii) determine whether, to what extent, and under what circumstances Awards may be transferred under circumstances other than by transfer by will or by the laws of descent and distribution; (ix) correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any Award Agreement relating to the Plan or any Award hereunder; (x) modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

7.2 Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including Holdings, the General Partner, the Partnership, any Participant, any Holder, and any shareholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Partnership with respect to any such action, determination or interpretation.

                                   SECTION 8
                           UNITS SUBJECT TO THE PLAN

8.1 Number of Units. Subject to adjustment as provided in this Section 8, the maximum number of Units that may be issued under the Plan is 549,000, unless the over-allotment option is exercised in the initial public offering of the Units, in which event the maximum number of Units shall be 572,000. No more than 192,000 Units may be issued pursuant to Phantom Unit Awards.

8.2 Unused and Forfeited Units. Any Unit that is subject to an Award under this Plan that is not issued or is forfeited because the terms and conditions of the Award are not met, or because such Award is terminated or canceled, shall automatically become available for use with respect to future Awards under the Plan.

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8.3  Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or other combination of the foregoing, as determined by the Committee in its discretion.

8.4 Adjustments for Change in Capitalization. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the Holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

8.5 Determination by Committee, etc. Adjustments under this Section 8 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all persons.

                                   SECTION 9
                       RIGHTS OF EMPLOYEES; PARTICIPANTS

9.1 Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of his or her employer, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of the Participant's services as a Service Provider shall be determined by the Committee at the time.

9.2 Nontransferability. Except as provided in Section 9.3, no right or Unit of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Holder either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Holder's death, a Holder's rights and Units in all Options and Phantom Units shall to the extent permitted by the Committee and as provided for under this Plan, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Holder's legal

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     representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

9.3 Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Options to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including but not limited to members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions. In the case of initial Options, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Option recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

                                  SECTION 10
                             GENERAL RESTRICTIONS

10.1 Investment Representations. Holdings may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Units under the Award, to give written assurances in substance and form satisfactory to Holdings and its counsel to the effect that such person is acquiring the Unit subject to the Option or the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as Holdings deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Unit.

10.2 Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Partnership shall determine that the listing, registration or qualification of the Units subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Units thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Partnership to apply for or to obtain such listing, registration or qualification.

10.3 Unit Restriction Agreement. The Committee may provide that Units issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby Holdings has a right of first refusal with respect to such Units or a right or obligation to repurchase all or a portion of such Units, which restrictions may survive a Participant's cessation or termination as a Service Provider.

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                                  SECTION 11
                 PLAN AMENDMENT, MODIFICATION AND TERMINATION

11.1 The Committee may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by Holdings if Holdings' approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if Holdings, on the advice of counsel, determines that Holdings' approval is otherwise necessary or desirable. No amendment to the Plan may be made without the approval of the Unit Majority (as defined in the Partnership Agreement) that would either accelerate vesting to prior to the end of the Subordination Period for the Senior Subordinated Units, except as provided in the current definition of Restriction Period, or (ii) permit DERs to be granted prior to the end of such Subordination Period.

       No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Holder holding such Awards.

                                  SECTION 12
                                  WITHHOLDING

12.1 Withholding Requirement. Holdings' obligations to deliver Units upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Holder's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

                                  SECTION 13
                          NONEXCLUSIVITY OF THE PLAN

13.1 The adoption of the Plan by Holdings shall not be construed as creating any limitations on the power or authority of Holdings to adopt such other or additional incentive or other compensation arrangements of whatever nature as Holdings may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, non-employee directors, or consultants generally, or to any class or group of employees, directors, or consultants, which Holdings now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

                                  SECTION 14
                              REQUIREMENTS OF LAW

14.1 Requirements of Law. The issuance of Units and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

14.2 Rule 16b-3. Transactions under the Plan and to the extent even applicable within the scope of Rule 16b-3 are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with

       Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

14.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to conflict of laws principles.

                                  SECTION 15
                        REIMBURSEMENT FROM PARTNERSHIP

15.1 The Partnership shall reimburse Holdings for all direct and indirect expenses incurred by Holdings in administering this Plan. Such costs incurred by Holdings may include, but are not limited to, costs incurred by Holdings (i) attributable to Holdings' purchase of Units directly from the Partnership, from any Affiliate or on the open market to be issued pursuant to the exercise of Options, (ii) attributable to the payment of DERs, or (iii) attributable any other payments made to a Participant pursuant to this Plan. The Partnership shall reimburse Holdings on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion.

                                  SECTION 16
                             DURATION OF THE PLAN

16.1 This Plan shall continue and be in effect until terminated by the Board. No Award shall be granted under the Plan after the Plan is terminated; provided, however, that any Award theretofore granted may be amended, altered, adjusted, suspended, discontinued, or terminated by the Committee and the Committee's authority to waive any conditions or rights under any such Award shall extend beyond the Plan's termination date.

                                  APPENDIX A
                                  DEFINITIONS


 For purposes of the Plan the following terms shall have the meanings set forth below.

(a) "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(b) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(c) "Award" means an Option or Phantom Unit granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.

(d) "Award Agreement" means a written agreement or instrument between the Partnership and a Holder evidencing an Award.

(e) "Beneficiary" means the Person who has been designated by a Holder in his or her most recent written beneficiary designation filed with Holdings or an Affiliate thereof to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the Person entitled by will or the laws of descent and distribution to receive such benefits.

(f)    "Board" means the Board of Directors of the General Partner.

(g) "Cause" means (i) willful failure by the Participant to carry out the reasonable and lawful policies and directives of Holdings, the General Partner, the Partnership or their Affiliates; (ii) willful engaging by the Participant in misconduct that causes material injury to, or damages the reputation of, Holdings, the General Partner, the Partnership or one of their Affiliates, as determined in good faith by the Committee; (iii) any act of dishonesty of the Participant; (iv) commission by the Participant of a criminal offense, other than a minor traffic misdemeanor; (v) any use by the Participant of an illegal controlled substance; or (vi) excessive absenteeism other than for illness, after receiving a warning in writing from Holdings, the General Partner, the Partnership or one of their Affiliates to refrain from such behavior.

(h) "Change in Control" shall be deemed to have occurred upon the occurrence of one of the following events: (i) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Non-Managing GP or the Partnership to any Person or its Affiliates, other than the

                                 APPENDIX A-1

       General Partner, the Partnership or any of their Affiliates, or (ii) any merger, reorganization, consolidation or other transaction pursuant to which more than 50% of the combined voting power of the equity interests in the General Partner or the Non-Managing GP cease to be controlled by Holdings.

(i) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(j) "Committee" means the Compensation Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan.

(k) "Date of Grant" means, with respect to any Award, the date as of which such Award is granted under the Plan.

(l) "DER" means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

(m) "Disability" or "Disabled" means disabled as defined in Section 22(e) of the Code, except that Disability or Disabled may, subject to the discretion of the Committee, mean qualifying for and receiving payments under a disability pay plan of Holdings, the General Partner, the Partnership or one of their Affiliates.

(n)    "Effective Date" means June 1, 2001.

(o) "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

(p) "General Partner" means Inergy GP, LLC, a Delaware limited liability company.

(q) "Holder" means a Participant or a Beneficiary who is in possession of an Award Agreement representing an Award that has been granted to such individual (or received by such individual in a transfer permitted by Committee and the Award Agreement) and has not expired, been canceled or terminated.

(r) "Holdings" means Inergy Holdings, LLC, a Delaware limited liability company.

(s) "Non-Managing GP" means Inergy Partners, LLC, a Delaware limited liability company.

(t) "Option" means a right to purchase a Unit at a stated price for a specified period of time.

(u) "Option Period" means a period of time from the Option Date of Grant to the date the Option is scheduled to expire as provided under the Option Award Agreement.

(v) "Option Price" means the price at which a Unit subject to an Option may be purchased, determined in accordance with Section 4.2(b).

                                 APPENDIX A-2

(w) "Partnership" means Inergy, L.P., a Delaware limited partnership, and any of its Affiliates.

(x) "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Inergy, L.P., as amended from time to time.

(y) "Participant" means a Service Provider designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

(z) "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

(aa) "Phantom Unit" means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, whichever is determined by the Committee.

(bb) "Plan" means the Inergy Long Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

(cc) "Plan Year" means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan it shall begin on the Effective Date and extend to December 31 of that year.

(dd) "Restricted Period" means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is not exercisable by or payable to the Participant; provided, however, the Restricted Period with respect to any Award may not terminate prior to the end of the Subordination Period for senior subordinated Units (as defined in the Partnership Agreement) except (i) at the same time and in the same proportion as such senior subordinated units are converted into Common Units, and (ii) upon a Change in Control.

(ee) "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing, or superseding such regulation.

(ff) "Section 16 Person" means a person who, with respect to a Unit, is subject to Section 16 of the 1934 Act.

(gg) "Service Provider" means an employee (full or part-time), non-employee director or consultant of Holdings, the General Partner, Partnership, or any of their Affiliates who renders service to or for the benefit of the General Partner or the Partnership.

(hh)   "Unit" means a Common Unit of the Partnership.

                                 APPENDIX A-3